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                                                                   EXHIBIT 23-4


                 [LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]

                               January 7, 1998




MCN Energy Group Inc.
500 Griswold
Detroit, Michigan 48226


                                Re: MCN Energy Group Inc.
                                    Form S-3 Registration Statement

Ladies and Gentlemen:

The firm of Lee Keeling and Associates, Inc., Petroleum Consultants, consents to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 7, 1997, appearing in the Annual Report on Form 10-K of MCN Corporation (now known as MCN Energy Group Inc.) for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

This consent may be incorporated by reference into any registration statement of MCN Energy Group relating to the securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.


                                Very truly yours,

                                LEE KEELING AND ASSOCIATES, INC.



                                /s/ Kenneth Renberg
                                Kenneth Renberg,
                                Vice President